Newmont Announces First Quarter Attributable Gold and Copper Production and Sales

This release reflects Newmont's preliminary First Quarter operating results and are subject to change when the Company files its First Quarter Form 10-Q on Monday, April 29, 2013.

DENVER, April 17, 2013 /PRNewswire/ -- Newmont Mining Corporation (NYSE: NEM) ("Newmont" or the "Company") today reported preliminary first quarter attributable gold and copper production of 1.165 million ounces and 38 million pounds, respectively. Preliminary attributable gold and copper sales were 1.142 million ounces and 31 million pounds, respectively, at average realized prices of approximately $1,631 per ounce of gold and $3.13 per pound of copper. The London PM Fix average gold price for the quarter was $1,632 per ounce.

The Company currently continues to expect full year 2013 attributable gold and copper production of 4.8 – 5.1 million ounces and 150 – 170 million pounds, respectively. Planned production currently is expected to increase in the second half of the year primarily as a result of greater mill throughput in Nevada and the ramp up of first production at Akyem in Ghana. First quarter production was impacted by lower mill availability due to record cold weather in Nevada as well as lower than planned ore grades at Twin Creeks and Carlin in Nevada. First quarter sales were impacted by shipping delays, which resulted in lower concentrate sales for the quarter. The cold weather in Nevada and the shipping delays incurred in the first quarter are not expected to impact production or sales in the second half of the year. In light of the prevailing volatile metal price environment, the Company is continuing to review potential opportunities to improve cash flow and preserve financial flexibility.

Q1 2013 Preliminary Operating Results

Attributable Production
	Q1 2012 Attributable Production	Q4 2012 Attributable Production	Q1 2013 Attributable Production	% Change Q1 2013 vs	% Change Q1 2013 vs
Region	(Kozs, Mlbs)	(Kozs, Mlbs)	(Kozs, Mlbs)	Q1 2012	Q4 2012

Nevada [a]	435	478	381	-12%	-20%
La Herradura	54	48	55	2%	15%
North America	489	526	436	-11%	-17%
Yanacocha	188	121	147	-22%	21%
La Zanja	13	13	15	15%	15%
South America	201	134	162	-19%	21%
Boddington	162	216	177	9%	-18%
Other Australia/NZ	269	245	258	-4%	5%
Asia Pacific	431	461	435	1%	-6%
Batu Hijau	11	7	7	-36%	0%
Indonesia	11	7	7	-36%	0%
Ahafo	175	123	125	-29%	2%
Africa	175	123	125	-29%	2%
Total Gold	1,307	1,251	1,165	-11%	-7%
Boddington	14	16	18	29%	13%
Batu Hijau	21	19	20	-5%	5%
Total Copper	35	35	38	9%	9%

Attributable Sales
	Q1 2012 Attributable Sales [b]	Q4 2012 Attributable Sales [b]	Q1 2013 Attributable Sales [b]	% Change Q1 2013 vs	% Change Q1 2013 vs
Region	(Kozs, Mlbs)	(Kozs, Mlbs)	(Kozs, Mlbs)	Q1 2012	Q4 2012

Nevada [a]	433	483	351	-19%	-27%
La Herradura	54	48	55	2%	15%
North America	487	531	406	-17%	-24%
Yanacocha	180	122	143	-21%	17%
La Zanja	12	13	15	25%	15%
South America	192	135	158	-18%	17%
Boddington	176	204	200	14%	-2%
Other Australia/NZ	256	246	256	0%	4%
Asia Pacific	432	450	456	6%	1%
Batu Hijau	10	9	3	-70%	-67%
Indonesia	10	9	3	-70%	-67%
Ahafo	169	105	119	-30%	13%
Africa	169	105	119	-30%	13%
Total Gold	1,290	1,230	1,142	-11%	-7%
Boddington	16	20	20	25%	0%
Batu Hijau	21	23	11	-48%	-52%
Total Copper	37	43	31	-16%	-28%

[a] Production and sales volumes do not include copper production from the Phoenix mine.  Phoenix copper production is accounted for as a by-product and its revenues, net of treatment and refining charges, are credited to Nevada costs applicable to sales as a by-product credit.

[b] Included in attributable sales are Newmont's non-consolidated equity interests in La Zanja and Duketon.

Conference Call Details

Newmont Mining Corporation will report First Quarter 2013 results after the market closes on Monday, April 29, 2013. A conference call will be held on Tuesday, April 30th at 10:00 a.m. Eastern Time (8:00 a.m. Mountain Time); it will also be carried on the Company's website.

Conference Call Details

Dial-In Number	888.566.1822
Intl Dial-In Number	312.470.7116
Leader	John Seaberg
Passcode	Newmont
Replay Number	800-846-5455
Intl Replay Number	203-369-3127
Replay Passcode	2013

Webcast Details

URL	http://services.choruscall.com/links/newmont130430.html

The First Quarter 2013 results and related financial and statistical information will be available after the market close on Monday, April 29, 2013 on the "Investor Relations" section of the Company's web site, www.newmont.com. Additionally, the conference call will be archived for a limited time on the Company's website.

Cautionary Statement Regarding 2013 Preliminary Operating Highlights

We caution you that, whether or not expressly stated, all measures of the Company's first quarter 2013 financial results and condition contained in this news release, including production, sales, and average realized price are preliminary and reflect our expected first quarter 2013 results as of the date of this news release. Actual reported first quarter 2013 results are subject to management's final review, as well as review by the Company's independent registered accounting firm and may vary significantly from those expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied. For a discussion of factors that may adversely affect our financial results and condition, see the Company's 2012 Annual Report on Form 10-K, filed on February 22, 2013, with the Securities and Exchange Commission ("SEC"), as well as the Company's other SEC filings, available on the SEC's website at www.sec.gov. The Company will provide additional discussion and analysis and other important information about its first quarter 2013 financial results and condition when it reports actual results on April 29, 2013.

Cautionary Statement Regarding Forward Looking Statements, Including 2013 Outlook:

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements may include, without limitation: estimates of future production and sales, as well as expectations regarding future mill throughput, ramp up, weather impacts and shipping schedules. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company's projects being consistent with current expectations and mine plans; (iii) political developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) certain exchange rate assumptions for the Australian dollar to the U.S. dollar, as well as other the exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper and oil; (vi) prices for key supplies being approximately consistent with current levels; and (vii) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the "forward-looking statements". Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks, community relations, conflict resolution and outcome of projects or oppositions and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company's 2012 Annual Report on Form 10-K, filed on February 22, 2013, with the SEC, as well as the Company's other SEC filings. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," including, without limitation, outlook, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued "forward-looking statement" constitutes a reaffirmation of that statement. Continued reliance on "forward-looking statements" is at investors' own risk.

CONTACT: Media, Omar Jabara, 303.837.5114, omar.jabara@newmont.com, or Diane Reberger, 303.967.9455, diane.reberger@newmont.com, or Investors, John Seaberg, 303.837.5743, john.seaberg@newmont.com, or Karli Anderson, 303.837.6049, karli.anderson@newmont.com